ASSET PURCHASE AGREEMENT

         This Agreement made between THE MOORINGS OF MANATEE, INC., a Florida corporation ("Seller") and COMMUNITY ACQUISITION & DEVELOPMENT CORP., a Delaware corporation, or its assigns ("Purchaser").

                                  INTRODUCTION:

         A. Seller is a Florida corporation and is the owner of a manufactured housing community known as Manatee River Golf and Boating Resort Community located in Ruskin, Florida (the "Park").

         B. Seller wishes to sell the Park, and Purchaser wishes to purchase the Park on certain terms and conditions. The parties wish to set forth their agreement in writing.

         THEREFORE, for good and valuable consideration, the parties agree as follows:

                  1. SALE. Seller agrees to sell and convey and Purchaser agrees to purchase, for the purchase price herein set forth, the manufactured housing community commonly known as "MANATEE RIVER GOLF AND BOATING RESORT COMMUNITY" located in Ruskin, Hillsborough County, Florida, which is more specifically described as follows:

                           a. The real property situated in Hillsborough County, in the State of Florida, comprising approximately 504 acres, legally described as set forth in Exhibit "A", together with all easements, rights of way, privileges, appurtenances, and rights pertaining thereto, such real property being herein referred to as the "Premises";

                           b. All the Seller-owned improvements located on the Premises which consist, among other things, of 244 completed mobile home sites, a marina clubhouse, a swimming pool, a sales office, a golf shop, a maintenance building, a postal center, a laundry building, and other amenities (but excluding all mobile homes, except as provided herein) and all fixtures attached or appurtenant thereto owned by Seller and located on or used in connection therewith (all of which are referred to herein as the "Improvements");

                           c. All leases, deposits, and other occupancy arrangements in effect with respect to such mobile home sites and any other improvements and prepaid rents, franchises, and permit rights relating to the Park (herein referred to as the "Leases");



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                           d.       All fixtures  (other than new mobile homes),
                                    equipment,   supplies,  and  other  personal
                                    property attached to, appurtenant to or used
                                    in  connection   with  and  located  on  the
                                    Premises  including,  but  not  limited  to,
                                    promotional  materials,  names,  logos,  and
                                    those   items   described   in  Exhibit  "B"
                                    (referred   to  herein   as  the   "Personal
                                    Property"), and owned by Sellers;

                           e. The service agreements for the operation of cable TV, laundry, telephone system (including all of Seller's rights to the telephone numbers for the Park) and other services pertaining to the Park described in Exhibit "C" (herein referred to as the "Service Contracts"); and

                           f.       All  plans,   specifications,   site  plans,
                                    assignable    permits,    and   any    other
                                    governmental approvals pertaining to the ownership or operation of the Park and the development of uncompleted portions of the Park (herein referred to as the "Development Contracts").

         The Premises, the Improvements, the Leases, the Personal Property, the Service Contracts, and the Development Contracts are sometimes collectively referred to as the "Property" or the "Park".

                  2. PURCHASE PRICE. The purchase price for the Property, which Purchaser hereby agrees to pay to Seller, is the sum of EIGHT MILLION THREE HUNDRED FORTY-SEVEN THOUSAND TWO HUNDRED FORTY-SEVEN AND NO/100 Dollars ($8,347,247.00) (the "Purchase Price"), which amount (including the application of the earnest money deposit) shall be paid as follows:

                           a. The earnest money deposits, as specified in Paragraph 3, and all interest thereon shall be credited toward the Purchase Price at closing;

                           b. The balance shall be due and payable in certified funds, or the equivalent thereof, at closing.

                  3. EARNEST MONEY DEPOSIT. Purchaser will deliver to Livingston, Patterson, Strickland & Weiner, P.A. (herein referred to as the "Escrow Agent") an earnest money deposit in the following amounts and at the following times:

                           a.       Within   two  (2)   business   days  of  the
                                    Effective  Date,  the  sum  of  One  Hundred
                                    Thousand and No/100 Dollars ($100,000.00).



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

         All sums deposited with the Escrow Agent will be held in an interest bearing trust account as the earnest money deposit for the transaction described herein.

         In the event that the transaction contemplated hereby is consummated in accordance with the terms and conditions hereof, the Escrow Agent shall apply the earnest money deposit to the purchase price due on the date of closing. In the event that the transaction contemplated hereby is not so consummated, the earnest money deposit shall be paid to Purchaser unless Seller is entitled to it under Paragraph 11 due to a default by Purchaser. The interest is to be paid to the party entitled to the deposit.

         Sole liability of the Escrow Agent shall be to deposit the funds in an interest-bearing account and to disburse said funds according to the terms of this Agreement. No fees shall be charged by Escrow Agent for setting up the escrow and administering it. However, notwithstanding the foregoing, in the event of a breach of this Agreement by either of the Seller or the Purchaser, and in the event of a dispute as to the disposition of said escrowed funds, the parties hereto agree to allow the Escrow Agent to hold said funds during any court proceedings, and shall indemnify and hold harmless the Escrow Agent from all liability hereunder and shall reimburse the Escrow Agent for all court costs and attorneys' fees incurred by it, including attorneys' fees on appeal in the event it is joined in any legal proceedings regarding this Agreement.

         The parties acknowledge that Escrow Agent is acting as counsel for Seller. This shall not prevent Escrow Agent from representing Seller in any action arising out of or related to this Agreement, and the Purchaser, who represents that it has consulted with its legal counsel as to the ramifications, expressly waives any right to object to such representations.

                  4. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated as follows:


                           a.       Premises (land)              $3,121,497

                           b.       Improvements                 $4,989,000

                           c.       Tangible Personal Property   $  236,750


                  5. EXPENSES OF SALE. Seller shall pay for recording any satisfactions of mortgage or corrective instruments. Purchaser shall pay Six Thousand Seven Hundred Fifty and no\100 Dollars ($6,750.00) toward the cost of the title insurance and Seller shall pay the remainder. Seller shall pay for recording any affidavits required by Chapter 723, Florida Statutes. Seller shall pay the cost of the survey. Purchaser shall pay for the documentary stamps on


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

the consideration for the deed. Purchaser shall pay the cost of the prepayment fee due on Seller's mortgage with NationsBank, which is estimated to be $146,660 (the "Prepayment Fee", which is subject to adjustment in accordance with paragraph 6.f. below.) Purchaser shall pay the cost of any inspections or other investigation it has performed or obtained and the expense of recording the deed. Purchaser shall pay any sales tax that may be owed on the transfer of title of motor vehicles.

                  6. APPORTIONMENTS AND ADJUSTMENTS. The following items shall be apportioned between Seller and Purchaser as of the date of closing, on the basis that Seller owns the Property on the date of closing:

                           a. All real estate and personal property taxes and assessments, including all unpaid portions of any general or specific assessments for the year 1998 real estate and personal property taxes and assessments for the year in which the closing occurs, the parties shall adjust and apportion such amounts based upon the discounted amount of such taxes. If closing occurs at a date when the current year's taxes are not fixed, and the current year's assessment is available, taxes will be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, taxes will be prorated based on the prior year's taxes. Accordingly, Seller shall be responsible for such taxes from January 1, 1998, to and including the date of closing and Purchaser shall be responsible for such taxes after the day of closing. A final adjustment for such taxes shall be made between the parties at such time as the exact amount of such taxes becomes known.

                           b. The amount of any and all tenant deposits held or bonded by Seller, or its representatives, as of the date of closing, shall be verified and assigned to Purchaser, including and without limitation security deposits, rental deposits in which a tenant of the Property has any continuing interest and all interest thereon for which Seller is obligated. Seller shall not apply or forfeit any such security deposit unless the applicable tenant vacates the Property or is evicted therefrom prior to the date of closing.

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

                           c. Seller or an affiliate, Moorings Development and Marketing Corporation, shall be solely responsible to pay, or cause to be paid, prior to closing, all accrued wages, social security, payroll taxes, unemployment compensation, worker's compensation, vacation pay, fringe benefits and items of a
                                    similar  nature  due  persons   employed  in
                                    connection    with   the    operation    and
                                    maintenance  of  the  Property  through  the
                                    closing  date.  Purchaser  may,  in its sole
                                    discretion,  maintain the on-site staff on a
                                    trial basis;  however, the employment of all
                                    persons  employed  by Seller  in  connection
                                    with the  operation and  maintenance  of the
                                    Property shall be terminated at closing, and
                                    Seller   shall   deliver   proof   of   such
                                    termination at closing;  provided,  however,
                                    that Seller  shall notify  Purchaser  before
                                    actually   notifying  such  persons  of  the
                                    termination of their employment.

                           d. Purchaser shall receive a credit for all rents and other charges paid by tenants to Seller, or its representatives, applicable to periods subsequent to the date of closing, as if the rent for said month had been timely paid. At the closing, Seller shall deliver to Purchaser a schedule, which shall contain the following information with respect to each mobile home site: rental amount; the date through which rent has been paid; the amount of the security deposit, pet deposit, and any and all other deposits or fees paid by the tenant; and such other information as shall fully advise Purchaser of the occupancy status of each mobile home site. This schedule shall also disclose (a) all tenants who are delinquent in the payment of rents, (b) the amount of each such delinquency, and (c) the period to which each such delinquency relates and the nature of the amount due, itemizing separately fixed monthly rent and any additional charges. If the tenant under any Lease is in arrears in the payment of rent on the date of Closing, rents received from such tenant after Closing shall be applied in the following order of priority: (1) first, to the month in which such rents are received, (2) then to any rent arrearage for months subsequent to the month in which
                                    Closing   occurs,   (3)  then  to  any  rent
                                    arrearage for the month in which the Closing


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

                                    occurs, (4) then to the period for which the
                                    tenant in question  was in arrears  prior to
                                    the month in which the  closing  occurs.  If
                                    all or part of any rents,  or any escalation
                                    charges  for real estate  taxes,  insurance,
                                    operating  expenses,  or other  charges of a
                                    similar   nature,   received  by  Seller  or
                                    Purchaser  after  Closing are payable to the
                                    other  party by reason  of this  allocation,
                                    the  appropriate  sum shall be promptly paid
                                    to the other party. Seller shall not receive
                                    any credit for delinquent  rents at closing;
                                    in  other  words,  Purchaser  shall  not  be
                                    obliged  to  "buy"  the   delinquent   rents
                                    accruing prior to closing from Seller and rents shall be prorated as if all delinquent rents accruing through the date of closing have been paid. Purchaser agrees to use reasonable efforts, short of filing a legal action, to collect any delinquent rents and Seller shall also have the right to pursue delinquent rents against any tenant that is evicted.

                           e. The parties shall equitably adjust all water, fuel, and other utility or service charges so that Seller is charged for and pays all such items applicable to periods through and including the date of closing. In this regard, Seller shall, where practicable, cause meters to be read and obtain final invoices through and including the date of closing. Where this is not practicable, the parties shall assume equal per diem use over the period of the billing, and adjustment shall be made accordingly. Seller shall assign any deposits to Purchaser and Seller shall receive a credit therefor on Closing.

                           f.       The   Purchase   Price   is   based  on  the
                                    assumption   that  the   Prepayment  Fee  is
                                    $146,660. If the Prepayment Fee is greater than this sum, Purchaser shall receive a credit on closing for the difference. If the Prepayment Fee is less than this sum, Seller shall receive a credit on closing for the difference.

                           g. All prorations shall be applied to the cash due at closing.

                  7. INSPECTION. Purchaser acknowledges that it has made all investigations with respect to the Property and that the Property is acceptable to Purchaser in its present condition. Purchaser may make additional inspections


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

or investigations to the extent necessary to confirm the continued accuracy of any disclosures, representations, or warranties made by Seller.

                  8. ASSIGNABILITY. After making the Earnest Money Deposit, Purchaser shall have the right to assign its rights and obligations under this Agreement to a Delaware limited liability company to be formed under the name CAX Riverside, L.L.C. or another name selected by Purchaser ("Assignee"), as long as the representations and warranties applicable to Purchaser shall be met by Assignee.

                  9. WARRANTIES AND REPRESENTATIONS. The parties make the following representations to one another in connection with this transaction:

         Seller hereby warrants and represents to Purchaser the following. All of the representations, warranties and agreements set forth below and elsewhere in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the date of closing, and shall survive the closing for a period of one year. All such warranties and representations are made to the present actual knowledge of Barry Spencer, as President of Seller, and not otherwise.

                           a. Except as has been disclosed to Purchaser in writing as set forth in Exhibit "D", there is no pending or threatened litigation, administrative action or examination, claim or demand whatsoever relating to the Property before any court, or any federal, state, or municipal governmental department, commission, board, bureau, agency, or instrumentality thereof.

                           b. Seller is the owner of fee title to the Property in the condition required for
                                    performance   hereunder   and   except   for
                                    curative   measures   will  not   cause  any
                                    modification thereof through, and including, the date of closing. At closing, Seller shall duly convey to Purchaser fee simple title to the Property, subject only to the Permitted Exceptions.

                           c. Seller is not a party to any contract or agreement of any kind whatsoever, written or verbal, with any person or entity whatsoever, with respect to the Property, other than as set forth in Exhibit "C" and in Exhibit "F" (the "MDMC and RSI Contracts"). The MDMC and RSI Contracts are subject to a separate agreement. Seller is


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

                                    not a party to any service contracts or other agreements affecting the operation of the Property other than as disclosed in Exhibit "C" and Exhibit "E". Seller shall not, without the prior written consent of Purchaser, enter into any contracts of a continuing nature (or any renewal of any existing contract) for services, supplies, or materials affecting the Park, that cannot be canceled on thirty (30) days' notice.

                           d. From and after the date of this Agreement, Seller shall not amend the Prospectus for the Park or grant any rental discounts or concessions to any tenant of the Park, or enter into any agreement with any tenant other than the agreement to lease a mobile home space to the tenant at the scheduled rental and other scheduled charges shown on the rent roll attached hereto as Exhibit "G" without the written consent of Purchaser. As of its date, the rent roll is true and correct in all material respects. No rental shall have been paid more than one (1) month in advance unless disclosed on the rent roll, as updated at closing.

                           e. Seller has previously furnished to Purchaser true and complete copies of (i) its unaudited balance sheets as of December 31, 1997, and December 31, 1996, statements of operations, changes in financial position and cash flows for the fiscal year ended on such date and (ii) its unaudited balance sheets as of August 31, 1998, statements of operations, changes in financial position, and cash flow for the eight months ended on said date (collectively, the "Financial Statements"). The Financial Statements fairly present the financial positions of Seller, and MDMC and RSI as of the dates thereof and the results of operations and cash flows for the applicable periods (except that such unaudited statements do not contain all required footnotes and, where applicable, are subject to year-end adjustments), in accordance with past practice and United States generally accepted accounting principles consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).



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




                           f. Except as has been disclosed to Purchaser in writing as set forth in Exhibit "H", there are no contingent or non-contingent liabilities.

                           g. Except as may be disclosed in those certain reports of Law Environmental Services dated February 11, 1998 and July 2, 1998 and the letter dated July 28, 1998 from the Environmental Protection Agency of Hillsborough County (collectively the "Environmental Report"), there is no pending or threatened litigation, administrative action or examination, claim or demand whatsoever (an "Environmental Claim") relating to the Property arising out of, based on, or resulting from the presence of or release into the environment of any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos
                                    or      asbestos-containing       materials,
                                    polychlorinated     biphenyls,    lead    or
                                    lead-based      paints     or     materials.
                                    Additionally,  Seller  is not  aware  of any
                                    basis for an  Environmental  Claim except as
                                    may  be  disclosed   in  the   environmental
                                    Report.

                           h. The consummation of the transaction contemplated by this Agreement will not result in the breach of any term or provisions of any mortgage, indenture, instrument or agreement to which the Seller is a party.

                           i. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

                           j. Seller has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder. The individual signing this Agreement has the  authority  to do so  and  to  bind  the
                                    Seller by doing so. To any extent  required,
                                    the execution and delivery of this Agreement
                                    and the  performance  by the  Seller  of its
                                    obligations   hereunder   have   been   duly
                                    authorized and no further action or approval
                                    is  required  in  order to  constitute  this
                                    Agreement   a   binding   and    enforceable
                                    obligation of Seller.

                           k.       Except  as  expressly   set  forth  in  this
                                    paragraph, Seller makes no representation or


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

                                    warranty,  express or implied,  at law or in
                                    equity,  in  respect  of any  of its  assets
                                    (including,    without    limitation,    the
                                    Property),    liabilities   or   operations,
                                    including,  without limitation, with respect
                                    to   merchantability   or  fitness  for  any
                                    particular  purpose,   and  any  such  other
                                    representations  or  warranties  are  hereby
                                    expressly   disclaimed.   Purchaser   hereby
                                    acknowledges and agrees that,  except to the
                                    extent   specifically   set  forth  in  this
                                    paragraph,  the Purchaser is purchasing  the
                                    Property  on an "as  is,  where  is"  basis.
                                    Without   limiting  the  generality  of  the
                                    foregoing,     the    Seller     makes    no
                                    representation  or  warranty  regarding  any
                                    assets   other  than  the  Property  or  any
                                    liabilities   other  than  those   expressly
                                    assumed, and none shall be implied at law or in equity.

         Purchaser hereby warrants and represents to Seller the following. All of the representations, warranties and agreements set forth below and elsewhere in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the date of closing, and shall survive the closing for a period of one year. All such warranties and representations are made to the present actual knowledge of the officer signing this Agreement on behalf of Purchaser and not otherwise.

                           a. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                           b. The consummation of the transaction contemplated by this Agreement will not result in the breach of any term or provisions of any mortgage, indenture, instrument or agreement to which Purchaser is a party.

                           c. Purchaser has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder. The individual signing this Agreement has the authority to do so and to bind Purchaser by doing so. To any extent required, the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder has been duly authorized and no further action or approval is required in order to constitute this Agreement a binding and enforceable obligation of Purchaser.

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

                           d. Purchaser presently has the amount of cash needed to pay the balance of the Purchase Price set forth in paragraph 2.b. or has available a line of credit or similar financing on which it can immediately draw in order to make such payment.

                  10. CONDITIONS TO CLOSING. The following shall constitute conditions precedent to the obligation of the parties to consummate the closing described herein:

                           a. All of the warranties and representations set forth herein shall be true as of the date of closing.

                  11. CLOSING. The closing of the transaction contemplated hereby shall be held on November 20, 1998, with recording of documents and disbursement of funds to occur on November 23, 1998 or before fourteen (14) days from the Effective Date. An earlier date may be designated by Purchaser by giving Seller at least five (5) days advance written notice. The closing shall be held at 10:00 a.m. at the offices of the attorney for Seller, or at such other time, date and location as is mutually agreeable to the parties.

                  12. CLOSING EVENTS. At the time and place of closing, the parties shall cause to be delivered to one another or, if appropriate, execute in favor of one another, the following documents:

                           By the Seller:

                           a. A warranty deed sufficient to pass fee simple title, in the condition required hereunder, to the Property to Purchaser.

                           b. A bill of sale sufficient to pass title, in the condition required hereunder, to the Personal Property to Purchaser.

                           c. An Assignment of the Leases, including all amendments, guarantees, any other documents included thereon, from Seller to Purchaser, together with Seller's copies of all such leases.

                           d. The schedule of tenant information certified by Seller as being a true and correct listing of all tenants by lot number, and the rent, deposits, prepaid rent, or other charges and any delinquent rent or other charges.

                           e. Assignment of the name "MANATEE RIVER GOLF AND BOATING RESORT COMMUNITY" in such form as Purchaser's attorney shall reasonably require in order to transfer all of Seller's right, title, and interest, if any, without warranty, in and to such name to Purchaser.

                           f.       Copies  of  all   current  ad  valorem   tax
                                    statements   (both  for  real  property  and
                                    personal property).

                           g. A search, as of the Closing Date, of all state and local records demonstrating the absence of any security interests or liens on any portions of the Personal Property, which shall reasonably satisfy Purchaser that title to the Personal Property is in the condition required by this Agreement.

                           h. Certified copies of such documents as are required by the Title Company to permit transfer of the Property hereunder and cause delivery of title insurance policy as required herein issued, if necessary, by an appropriate governmental agency or office that will reasonably satisfy Title Company and Purchaser's counsel as to Seller's existence, good standing, authority to do business and authority of the persons executing documents.

                           i. Any affidavit or other document required under the Tax Reform Act of 1986 and Internal Revenue Code, Section 1445 (Non-Foreign Person Affidavit).

                           j. Copies or originals of all maintenance records, warranties, or guarantees in Seller's possession with respect to Park or any property thereon.

                           k. An Assignment of the Service Contracts and Development Contracts.

                           l. An assignment of Seller's rights to the Park's business telephone number or numbers in such form as may be required by the company providing telephone service.

                           m. Seller shall execute and deliver to the Purchaser, upon closing, for recording among the public records of the county in which the Property is located, an affidavit of the type and form described in Section 723.072(1)(a) of the Florida Mobile Home Act in a form acceptable to the Title Company.

                           n. A Seller's affidavit in the form required by the Title Company.

                           o.       A closing statement.

                           p.       A Certificate of Prospectus.

                           r. Such other documents as may be reasonably required to close this transaction.

                           By the Purchaser:

                           a.       A closing statement.

                           b. Such documents that will reasonably satisfy Title Company and Seller's counsel as to Purchaser's existence, good standing, authority to do business and authority of the persons executing documents.

                           c. Such other documents as may be reasonably required to close this transaction.

                  13. COMMISSIONS. Seller and Purchaser represent to each other that they have not dealt with any real estate broker in regard to the Park and this transaction except for Horizon Real Estate & Investment Corporation. Each party agrees to indemnify, defend and hold harmless the other party from and against any real estate commission as a result of such representation by the representing party being untrue. At closing, Purchaser agrees to pay a real estate commission equal to Four Hundred Ninety Thousand Five Hundred and No/100 Dollars ($490,500.00). Purchaser and Seller acknowledge that Broker is representing and acting on Purchaser's behalf.

                  14. SURVEY. Purchaser acknowledges that it has obtained a survey of the Premises and agrees that it shall not be entitled to raise any survey exceptions except as set forth in that certain letter dated November 3, 1998, from Gail Martin Abercrombie addressed to John Patterson (the "Title and Survey Letter").

                  15. CONVEYANCE OF TITLE. At the closing Seller shall execute and deliver to Purchaser its warranty deed conveying good and marketable, fee simple title to the Premises and the Improvements, subject only to the items set forth in Title Commitment as subject to the Title and Survey Letter (the "Permitted Exceptions"). In addition, at closing, Seller shall convey to Purchaser good title to the Personal Property by means of a warranty bill of sale which shall be subject only to the Permitted Exceptions, to the extent applicable. Purchaser acknowledges that it has obtained from Commonwealth Land Title Insurance Company (the "Title Company"), evidence of Seller's title to the Premises and the Improvements in the form of Commitment No. SA437017, effective date July 27, 1998, for a policy of title insurance in the amount of the Purchase Price (the "Title Commitment") together with true and correct copies of any instruments for which exception is made in the Commitment. Purchaser agrees that it shall not raise any objections to the title except as set forth in the Title and Survey Letter.

         Seller  shall  have  fourteen  (14) days from the  Effective  Date (the
"Curative Period") to use reasonable efforts to resolve with Purchaser all matters set forth in the Title and Survey Letter. In the event Seller is not able to resolve all matters set forth in the Title and Survey Letter with Purchaser within the Curative Period, the Purchaser shall then have the option of either proceeding to Closing and accepting the title as it then is or demanding a refund of the deposit(s) paid hereunder, which shall immediately be returned to Purchaser, and following which Purchaser and Seller shall be released of all further obligations under this Agreement. The Purchaser shall notify the Seller of its decision to terminate this Agreement or purchase the Premises subject to and matters outstanding under the Title and Survey Letter within two (2) business days following the end of the Curative Period.

         Any liens or encumbrances, other than ad valorem taxes and other governmental assessments for 1998 and subsequent years shall be paid in full by Seller at or prior to closing.

                  16. POSSESSION. Seller agrees to deliver possession of the Property to Purchaser at closing, subject only to the rights of persons in possession under the Leases and the rights of parties under the Permitted Exceptions.

                  17. LEASE-BACK OF OFFICE. After Closing, Purchaser shall lease back to Seller the space used by Moorings Development and Marketing Corporation, a Florida corporation, as an office in the administration building/sales center. The term shall be for three months at a rental of $1,000 per month plus sales tax. Seller shall have no obligation for any utilities, maintenance, or other expenses except for its own telephone or other communications services.

                  18. RISK OF LOSS. In the event that all or a material portion of the Property shall be damaged or destroyed on or prior to the date of closing, the following provision shall apply:

                           a. In the event that any damage or destruction is of a minor nature (less than Thirty Thousand and no/100 Dollars [$30,000.00]), Seller shall repair, restore and replace the damage or destruction as promptly as possible in good and workmanlike manner, regardless of whether or not there is insurance to compensate Seller for the cost, pursuant to plans which are delivered to, and approved by, Purchaser in advance, which approval shall not be unreasonably withheld. If the repairs or replacements cannot be completed by the date of closing, the cost of completing the work, as certified by a licensed general contractor selected by Seller, and acceptable to Purchaser, shall be paid by Seller to Purchaser at closing, and Purchaser shall be responsible for completing the work.

                           b. In the event that any major damage or destruction (Thirty Thousand and no/100 Dollars [$30,000.00] or more), occurs, then:

                                    i.      If  the  damage  or  destruction  is
                                            covered by insurance  and repairs or
                                            replacements  can be completed prior
                                            to closing,  Seller  shall make such
                                            repairs or replacements  pursuant to
                                            plans  which are  delivered  to, and
                                            approved  by,  Purchaser in advance,
                                            which    approval   shall   not   be
                                            unreasonably   withheld.   If   they
                                            cannot  be   completed  by  closing,
                                            Purchaser  shall  have  the  option,
                                            upon   giving   written   notice  to
                                            Seller,  to  either  terminate  this
                                            Agreement,    or   to   close   this
                                            transaction,  accept  the  damage or
                                            destruction,  and receive all of the
                                            proceeds   of   Seller's   insurance
                                            coverage.

                                 ii. If the damage or destruction is not covered by insurance, Purchaser shall have the option, upon giving written notice to Seller, of either terminating this Agreement or closing the transaction and accepting the damage or destruction.

                                            If Seller  elects or is  required to
                                            make  any  repairs  or  replacements
                                            pursuant to this  paragraph,  Seller
                                            shall  cause  the work to be done in
                                            good workmanlike manner.

                  19. CARE AND MAINTENANCE OF PROPERTY. From the date of this Agreement until the date of closing, Seller:

                           a. shall maintain and repair the Property in a careful and prudent manner, the same as it has maintained same during its ownership thereof in the normal and ordinary course of business, and will carry on its business activities in connection with the Property diligently and in substantially the same manner as such activities have previously been carried out by Seller and Seller shall not make or institute any unusual or novel methods of operation that vary materially from those used by Seller as of the date of this Agreement;

                           b. will pay all obligations arising from the Property, as payment becomes due;

                           c. Seller will not permit or suffer any mechanics', materialmen's or other similar lien, claim, or notice of an intention to file same, to be filed or claimed against the Property by reason of any work, labor, materials, services or supplies furnished or purportedly furnished to or for the Seller in connection with the Property from and after the date hereof until Closing. Notwithstanding the foregoing, if any such mechanics' or materialmen's liens should be filed and/or claimed against or encumber the Property as a result of the activities on the Property prior to the Closing giving rise to such liens or claims, Seller shall bond off such liens or claims prior to Closing.

                  20. EMINENT DOMAIN. If, prior to Closing, the entire Property is taken by eminent domain or if proceedings are commenced for such taking, this Agreement shall be deemed canceled. If less than all of the Property is so taken or if proceedings are commenced for such taking, Purchaser shall have the option of (a) proceeding with closing and acquiring the Property as affected by such taking, together with all compensation and damages awarded or the right to receive same, or (b) canceling this Agreement. If Purchaser elects option (a) above, Seller agrees to assign to Purchaser at closing its rights to such compensation and damages, and will not settle any proceedings relating to such taking without Purchaser's prior written consent. Seller shall promptly notify Purchaser of an actual or threatened condemnation affecting the Property.

                  21. EXCHANGE. Purchaser understands and agrees that Seller intends to exchange the Property in a deferred like-kind exchange of investment properties, pursuant to the provisions of Section 1031, Internal Revenue Code. In order to facilitate such exchanges, Purchaser agrees to reasonably cooperate with Seller and to enter into transactions at the request or direction of Seller in order to enable Seller to qualify this transaction for such like-kind exchange treatment. It is provided, however, that:

                           a. Any documents executed by the Purchaser at the closing of any exchange transaction must not create any personal liability for Purchaser as to the Exchange Property.

                           b. The Purchaser shall not be required to, and shall not incur any cost, expense, liability or obligation in connection with or rising out of such exchange. Seller agrees to pay and to indemnify and hold the Purchaser harmless from and against any such cost, expense, liability or obligation incurred in connection with any exchange.

                  22.      HOMEOWNERS' ASSOCIATIONS/UNSOLICITED OFFER.

                           a. To the best of Seller's knowledge and belief, there is a homeowners' association, as such term is contemplated by Chapter 723 of the Florida Statutes, in existence at the Park.

                           b. Seller represents that it has not made an "offer" of the Park, as "offer" is defined in Florida Statutes '723.071(3)(b). It has not listed the Park for sale with a broker and has not advertised it for sale in any publication or by posting a notice on the Premises. Purchaser represents that it initiated the discussion of the sale of the Park which led to the execution of this Agreement. By reason of these facts, the parties have concluded that '723.071(1) does not apply to this sale and that '723.071(2) does apply. However, Purchaser may require that Seller (and Seller shall if required by the Title Company) give notice to the Association under '723.071(2), Florida Statutes.

                           c. By reason of the set forth in (a) and (b) above, the parties have concluded that Seller is not under any obligation to sell the Park to the homeowners or to interrupt or delay negotiations with the Purchaser; Seller is free at any time to execute this Agreement for the sale of the Property it is selling to the Purchaser.

                           d. Seller shall notify the homeowners' association of this transaction in writing within three (3) business days of the effective date of this Agreement. The notice shall be sent to all of the officers and directors of the associations and shall be in form and content mutually agreeable to Seller and Purchaser.

                  23. DEFAULT AND LIQUIDATED DAMAGES PROVISION. In the event of a default by Seller hereunder, Purchaser may, at its option, elect to enforce the terms hereof, or demand and be entitled to an immediate refund of its entire earnest money deposit, together with any interest thereon, or Purchaser may exercise any other right or remedy, in equity or in law, all of which rights and remedies shall be cumulative. Seller agrees that Purchaser, among its remedies, shall be entitled to specific performance of this Agreement. In the event of default by Purchaser, Seller may declare a forfeiture hereunder and retain the earnest money deposit, together with any interest thereon, as its sole remedy and as agreed liquidated damages for keeping the Property off the market and for loss of profits. This shall constitute Seller's only remedy, and Seller shall have no further rights against Purchaser. However, if any party (including any brokers executing this Agreement) are required to take any legal action to enforce this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys fees from the other party or parties.

                  24. GOVERNING LAW AND AMENDMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. No amendment or modification of this Agreement shall be valid or enforceable unless confirmed in writing and signed by each of the parties hereto.

                  25. BINDING EFFECT AND SURVIVAL. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto. All of the terms and conditions of this Agreement shall survive the Closing. Which party prepared this Agreement shall have no bearing on its interpretation. There are no third parties that are beneficiaries of this Agreement.

                  26. NOTICES. Any and all notices required to be delivered hereunder shall be deemed properly delivered if (i) personally delivered, or
(ii) mailed by registered or certified mail, return receipt requested, or sent by Federal Express or another express mail service to the following addresses, or (iii) sent by facsimile to the following numbers with a copy mailed within two (2) business days thereafter to the following numbers:

         If to Seller:     The Moorings of Manatee, Inc.
                           c/o Barry Spencer
                           669 Trenton Way
                           Osprey  FL  34229
                           Fax # (941) 966-0082

         With copies to:   John Patterson, Esquire
                           LIVINGSTON, PATTERSON, STRICKLAND & WEINER, P.A.
                           46 North Washington Boulevard, Suite 1
                           Sarasota  FL  34236
                           Fax # (941) 366-0826

         If to Purchaser:  Community Acquisition & Development Corp.
                           3410 South Galena Street, Suite 210
                           Denver  CO  80231
                           Att'n:  David M. Becker
                           Fax # (303) 614-9401

         With copies to:   Joseph M. Gaynor, Esquire
                           Joseph M. Gaynor, P.A.
                           2637 McCormick Drive
                           Clearwater FL 33759-1041
                           Fax # (813) 791-7920

         If to Broker:     Horizon Real Estate & Investment Corp.
                           1937 Golf Street
                           Sarasota  FL  34236
                           Fax # (941) 366-3643

Any party hereto may change the name and address or other information regarding the designee to whom notice shall be sent by giving written notice of such change to the other party hereto in the same manner as all other notices are required to be delivered hereunder.

                  27. TIME. Time is of the essence of this Agreement. However, if a date for the performance of an obligation falls on a Saturday, Sunday or legal holiday, the date for performance shall be extended to the next business day that is not a Saturday, Sunday or legal holiday.

                  28. EFFECTIVE DATE. The Effective Date shall be the date all parties have executed this Agreement.

                  29. CONFIDENTIALITY. Purchaser shall maintain in strict confidence all information obtained from Seller. These matters shall only be disclosed to Purchaser's officers, directors, lenders and professional advisors, all of whom shall be instructed of the confidential nature of the information. Additionally, Purchaser shall not make any public announcements regarding the sale, without Seller's, prior to the Effective Date, prior written consent.

                  30. ATTORNEYS' FEES AND VENUE. In addition to any remedies provided by law, the prevailing party (which term shall include the broker) in any action to enforce this Agreement shall be entitled to recover all costs and expenses, including reasonable attorney's fees, from the other party. Venue for any litigation arising hereunder shall be in Hillsborough County, Florida.

                  31. RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  32. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all negotiations, tentative agreements, representations, commitments, or arrangements made prior to the date hereof. All prior agreements are merged into this Agreement, and all representations and warranties, whether oral or written, are hereby disclaimed and disavowed unless expressly contained herein.

                  33. COUNTERPARTS. This Agreement and any amendments to it may be executed in multiple copies, each of which shall for all purposes constitute one agreement, binding upon the parties. Each party shall send to all other parties by facsimile transmission a copy of the page of the Agreement with their signature within one business day from the date of execution.

                  34. CROSSDEFAULT. A default by a part to this Agreement shall be a default by that party under the Agreement for Assignment of Contracts and Covenant Not to Compete, and vice-versa.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement of Sale on the dates set forth below.

WITNESSES:                                           SELLER
                                            THE MOORINGS OF MANATEE, INC.,
                                            a Florida corporation

 /s/ Linda A. Shea                          By: /s/ Barry I. Spencer
------------------------                        -----------------------------
                                                Barry I. Spencer
 /s/ John Patterson                             Its President
------------------------                        Seller's Taxpayer I.D. Number:
                                                65-0381571

                                                Signed on  November 20, 1998

WITNESSES:                                           PURCHASER
                                                COMMUNITY ACQUISITION &
                                                DEVELOPMENT CORP., a
                                                Delaware corporation

 /s/ Laura K. Quigley                           By: /s/ Joseph W. Gaynor
------------------------                           --------------------------
                                                Joseph W. Gaynor
 /s/ Cynthia E. White                           Its  President
------------------------                        Purchaser's Taxpayer I.D.
                                                Number:  23-2901426

                                                Signed on  November 17, 1998




                                     JOINDER

         The undersigned real estate broker joins in this Agreement as a party and agrees to comply with all terms pertaining to it.

                                                HORIZON REAL ESTATE & INVESTMENT
                                                CORPORATION


                                                By: /s/ N. J. Olivieri
                                                    --------------------------
                                                    N. J. Olivieri
                                                    Its President











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11-16-98






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